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                                                                       EXHIBIT D

                                 April 20, 2000





To the Board of Directors of
Sentry Life Insurance Company
1800 North Point Drive
Stevens Point, WI  54481




                               CONSENT OF ACTUARY


I hereby consent to the inclusion of the Illustration of Benefits contained in Appendix A in a registration statement, Form S-6, for the Variable Life Insurance Policies. The Illustrations have been prepared in accordance with standard actuarial principles and reflect the operation of the Policy by taking into account all charges under the Policy and in the underlying funds.





                                          /s/ Dean A. Klingenberg
                                          -------------------------------------
                                          Dean A. Klingenberg, FSA, MAAA
                                          Actuary-Life & Health Product Pricing